                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


     NAME OF SUBSIDIARY               STATE OF         OTHER NAMES UNDER WHICH
     ------------------               --------         -----------------------
                                   INCORPORATION       SUBSIDIARY DOES BUSINESS
                                   -------------       ------------------------
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
Wescourt Group, Inc.                 Delaware             None
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Wescourt Distributing, Inc.          Delaware             None
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Wesfrac, Inc.                        Colorado             None
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Westec Denver, Inc.                  Colorado             None
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Petro-Mark Corp.                     Colorado             None
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Petro-Mark Corp. Utah                Colorado             None
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Petro-Mark Corp., Montrose, Inc.     Colorado             None
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Super Mart Convenience Stores, Inc.  Colorado             None
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Moffitt Oil Company, Inc.            Texas                None
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